G-III APPAREL GROUP COMPLETES ACQUISITION OF ICONIC KARL LAGERFELD BRAND

G-III Acquires Remaining 81% Stake to Become Sole Owner of Renowned International Fashion Brand

New York, New York – June 2, 2022 – G-III Apparel Group, Ltd. (Nasdaq: GIII) (“G-III” or the “Company”), a global fashion leader with expertise in design, sourcing, and manufacturing, today announced that it completed its previously announced acquisition of the remaining 81% interest in famed fashion brand Karl Lagerfeld for €200 million (approximately $214 million USD), subject to certain adjustments. G-III purchased the remaining stake in the brand, that it did not previously own, from a group of private and public investors, led by Fred Gehring of Amlon Capital BV. The transaction was funded by G-III with cash on hand. As a result of the transaction, the Karl Lagerfeld brand is wholly owned by subsidiaries of G-III Apparel Group, Ltd.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s substantial portfolio of more than 30 licensed and proprietary brands is anchored by five global power brands: DKNY, Donna Karan, Calvin Klein, Tommy Hilfiger and Karl Lagerfeld. G-III’s owned brands include DKNY, Donna Karan, Karl Lagerfeld, Karl Lagerfeld Paris, Vilebrequin, G.H. Bass, Eliza J, Jessica Howard, Andrew Marc, Marc New York and Sonia Rykiel. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi’s and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League and over 150 U.S. colleges and universities. G-III also distributes directly to consumers through its DKNY, Karl Lagerfeld, Karl Lagerfeld Paris and Vilebrequin stores and its digital channels for the DKNY, Donna Karan, Vilebrequin, Karl Lagerfeld, Karl Lagerfeld Paris, Andrew Marc, Wilsons Leather and G.H. Bass brands.

About Karl Lagerfeld

The House of KARL LAGERFELD shares the iconic vision and design aesthetic of its founder, Karl Lagerfeld, fused with a contemporary, forward-looking spirit. The brand celebrates his colossal legacy and breathes his passion, intuition and inexhaustible creativity into the core of its DNA. Featuring Parisian-inspired classics with a rock-chic attitude, the KARL LAGERFELD portfolio includes ready-to-wear for women, men and kids, plus bags, small leather goods, footwear, fragrances, eyewear and more. The Maison’s creative vision is led by Design Director Hun Kim; additional members of the KARL family include Style Advisor Carine Roitfeld, brand ambassador Sebastien Jondeau and collaborator Amber Valletta, amongst others.

KARL LAGERFELD connects with consumers worldwide, with key retail locations in Paris, London, Munich, Berlin, Dubai and Shanghai. The brand also has a premium wholesale network and robust digital presence in Europe, the Middle East and Asia, and the global KARL.COM flagship store.

In 2019, KARL LAGERFELD joined the Fashion Pact, a global sustainability initiative seeking to transform the fashion industry through objectives in three areas: climate, biodiversity and ocean protection.

Statements concerning G-III’s business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are “forward-looking statements” as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the COVID-19 pandemic, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, as well as other risks detailed in G-III’s filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III Apparel Group, Ltd.

Investor Relations Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

+1 (646) 473-5157

priya.trivedi@g-iii.com

Communications Contact:

Andrew Blecher

Andrew.blecher@g-iii.com